Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Flamel Technologies S.A., Nos. 333-137844, 333-134638, 333-111725, 333-109693, 333-12542 and 333-177591 of our report dated April 27, 2012, relating to the financial statement and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Lyon, France, April 27, 2012

PricewaterhouseCoopers Audit

Represented by

/s/ Bernard Rascle

Bernard Rascle (signed)